EX-99.g.2

JOINDER AND AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Joinder and Amendment (“Joinder”) to the GLOBAL CUSTODY AGREEMENT, dated August 23, 2023 among Macquarie ETF Trust for and on behalf of each of the Customers listed in Schedule 1 thereto and JAPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as amended as of the date hereof (the “Agreement”), is made and entered into as of                     November 17               , 2023 between DELAWARE MANAGEMENT COMPANY ("New Customer") and the parties to the Agreement.

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Agreement;

WHEREAS, New Customer requests that J.P. Morgan provide custodial, settlement, asset servicing and other associated services to New Customer under the terms and conditions set forth in the Agreement; and

WHEREAS, J.P. Morgan agrees to provide custodial, settlement, asset servicing and other associated services pursuant to the terms and conditions set forth in the Agreement in respect of the New Customer.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.
2.	Joinder. New Customer hereby agrees to be subject to and bound by the terms and conditions of the Agreement.
3.	Amendments. The Agreement shall be amended as follows:
(A)	The opening paragraph of the Agreement is deleted in its entirety and replaced with the following:

“This agreement, dated August 23, 2023, as amended or supplemented from time to time (the “Agreement”), is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Avenue, Floor 11, New York, NY 11017; and the parties listed in Schedule 1 hereto (each individually, the “Customer”).

(B)	Schedule 1 of the Agreement is hereby amended and restated in its entirety by Schedule 1 hereto.
(C)	Save as amended by this Joinder, the Agreement shall remain in full force and effect.
4.	Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.
5.	Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

6.	Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by all parties.
7.	Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carl Mehldau
Name:	Carl Mehldau
Title:	Executive Director

DELAWARE MANAGEMENT COMPANY on behalf of
MACQUARIE ETF TRUST for and on behalf of each
CUSTOMER listed in SCHEDULE 1

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Division Director

DELAWARE MANAGEMENT COMPANY

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Division Director

SCHEDULE 1

Customers

1.	Macquarie ETF Trust for and on behalf of the following entities:
LEGAL ENTITY NAME	ADDRESS	RESIDENCY
Macquarie Global Listed Infrastructure ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware
Macquarie Tax-Free USA Short Term ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware
Macquarie Energy Transition ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware

2.

LEGAL ENTITY NAME	ADDRESS	RESIDENCY
Delaware Management Company	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware